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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              FIRST MARINER BANCORP
                              MARINER CAPITAL TRUST
           (Exact names of registrants as specified in their charters)


           Maryland                                   52-1948980
           Delaware                                   Applied for
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)

           1801 South Clinton Street
           Baltimore, Maryland                          21224
   (Address of principal executive offices)           (Zip Code)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /


         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/


         Securities Act registration statement file number to which this form relates:

                  Registration Nos. 333-53789 and 333-53789-01
                                 (if applicable)

         Securities to be registered pursuant to Section 12(g) of the Act:

       __% Preferred Securities of Mariner Capital Trust, Liquidation Amount $10.00 per Security
       __% Junior Subordinated Debentures of First Mariner Bancorp
       Guarantee of First Mariner Bancorp of certain obligations under the Preferred Securities
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered

         The information relating to the Registrants' securities required by
Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-1 (Registration No. 333-53789 and 333-53789-01) filed with the Commission on May 28, 1998 (the "Form S-1"). This Registration Statement on Form 8-A shall be deemed to incorporate by reference the description of the Registrants' securities contained in any prospectus subsequently filed by the Registrants pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.  Exhibits

4.1      Form of Junior Subordinated Indenture (incorporated by reference to
         Exhibit 4.1 to the Form S-1).

4.2 Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 4.2 of the Form S-1).

4.3 Form of Guarantee by First Mariner Bancorp (incorporated by reference to Exhibit 4.3 to the Form S-1).

4.4 Form of Preferred Security of Mariner Capital Trust (included as an exhibit to Exhibit 4.2)

4.5 Form of Junior Subordinated Debenture of First Mariner Bancorp (included as an exhibit to Exhibit 4.1)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

                                         MARINER CAPITAL TRUST
                                         By: FIRST MARINER BANCORP, as Depositor


Date:  June 16, 1998                     By: /s/ Joseph A. Cicero
                                             ---------------------------
                                             Joseph A. Cicero, President

                                         FIRST MARINER BANCORP

Date: June 16, 1998                      By: /s/ Joseph A. Cicero
                                             ---------------------------
                                             Joseph A. Cicero, President

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